UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

ESPORTS ENTERTAINMENT GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	26-3062752
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Block 6, Triq Paceville St. Julians, Malta, STJ	3109
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock Purchase Warrants expiring March 2, 2027	The Nasdaq Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this Form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333- 252370

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of the Registrant’s Securities to be Registered.

The securities to be registered hereby are Common Stock Purchase Warrants expiring March 2, 2027 with a $1 exercise price (the “Warrants”) of Esports Entertainment Group, Inc. For a description of the Warrants, reference is made to the information under the sub-heading “Warrants” to the section called “Description of the Securities that We are Offering” included in the Prospectus Supplement with respect to the Warrants dated February 27, 2022, and under the heading “Description of Warrants” in the accompanying prospectus that constitutes a part of the Company’s shelf Registration Statement on Form S-3 (File No. 333-252370), which was declared effective by the U.S. Securities and Exchange Commission on February 5, 2021, which information is incorporated herein by reference.

Item 2.	Exhibits.

		Incorporated by
Exhibit		Reference		Filed or Furnished
Number	Exhibit Description	Form	Exhibit	Filing Date	Herewith
3.1	Amended and Restated Articles of Incorporation	S-1	3.1	05/02/2019
3.2	Amended and Restated Bylaws	S-1	3.2	05/02/2019
3.3	Certificate of Designation with respect to the 10.0% Series A Cumulative Redeemable Convertible Preferred Stock, par value $0.001 per share, dated November 10, 2021	8-A	3.3	11/12/2021
4.1	Warrant Agency Agreement by and between Esports Entertainment Group, Inc. and VStock Transfer, LLC including Form of Unit A Warrant and Form of Unit B Warrant	8-K	4.1	04/21/2020
4.2	Warrant Agency Agreement by and between Esports Entertainment Group, Inc. and VStock Transfer, LLC including Form of Warrant, dated March 2, 2022	8-K	4.1	03/02/2022

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:	March 11, 2022

ESPORTS ENTERTAINMENT GROUP, INC.

		By:	/s/ Grant Johnson
		Name:	Grant Johnson
		Title:	Chief Executive Officer